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                                                               EXHIBIT 10.27

                    ASAP OFFICE SERVICES LEASE

     As of this 25TH day of JUNE 1998, ASAP OFFICE SERVICES ("Lessor") and PROBUSINESS, INC. ("Lessee") agree as follows:

1.   LEASED PREMISES

     Lessor, with full right and authority to enter into this Lease, in consideration of the rents to be paid and covenants performed on the part of the Lessee, does hereby Lease to the Lessee the following described premises:
5450 Far Hills Avenue, Suite #'s 216 & 222, Kettering, Ohio 45429-2346.

     This office space described and the appurtenances thereto are hereinafter referred to as the "Leased Premises." The entire office building is hereinafter referred to as the "Building."

2.   TERM AND OPTION

     A. The original term of this Lease shall be for a period of TWELVE (12) MONTHS, commencing on the 1ST day of AUGUST 1998, and to be fully completed on the 31ST day of JULY 1999.

         Should the Leased Premises become available for occupancy by the Lessee prior to the established commencement of the term, the Lessee may take possession, paying rent on a pro rata basis at the rental rate hereinafter provided. Should the Leased Premises not become available for occupancy by the date established for the commencement of the term, but no more than 15 days after anticipated commencement date, the Lessee, nevertheless, shall become liable under the Lease but will not be required to pay rent for such period of delay.

     B. The Lessee shall have two (2) options to renew for a like term upon the same terms and conditions hereof except that the rent may be increased by a reasonable amount not to exceed 5% per year. In order to exercise such option, Lessee must give Lessor written notice of such exercise not less than 60 days prior to the expiration of the then current term and must not at such time be in default of any of the provisions of the lease.

         If the Lessee does not intend to renew this Lease or exercise its option, if any, specified herein, upon the full expiration of the term set forth above, in order to provide Lessor time to advertise that space is available, Lessee shall give Lessor 60 days written notice prior to the expiration of the term of its intention not to exercise its option, or 60 days notice of the date of vacating in the event of holdover - see paragraph 17 hereof. Holdover tenancy shall be month to month.

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3.   RENTAL AND DEPOSIT

     Lessee shall pay to the Lessor rent for the Leased Premises according to the following schedule:

     Lease Period: AUGUST 1, 1998 - JULY 31, 1999 (1 YEAR)

     Total Rent For Lease Period:                       $11,340.00

     Monthly Rent Amount:                               $   945.00

     SECURITY DEPOSITS:

     Security Deposit for Suite #216 & 222:             $   915.00 (Paid)
                                                        $    30.00 (Due)

     Security Deposit for Executive Phone Instrument:   $      .00
             TENANT SUPPLYING OWN PHONE INSTRUMENT(S)

     TOTAL DUE AT SIGNING OF LEASE:                         $30.00

     All rents shall be payable in advance, no later than the first day of each month.

     All checks should be made payable to ASAP Office Services, 5450 Far Hills Avenue, Suite 111, Dayton, Ohio 45429-2346.

     Time is of the essence in this Lease regarding each and every rental payment. An assessment of 1-1/2% of the monthly rent will be charged per day after the FIFTH day of each month until rental is paid to cover Lessor's added costs for late payments.

     The Lessee has deposited NINE HUNDRED FORTY FIVE and 00/100 Dollars ($945.00) which was equal to one month's rent, and 00/100 ($.00) PER PHONE INSTRUMENT. The Suite Security Deposit will be increased as the monthly rent increases and will be retained as a security for the payment of rent and performance of the covenants and conditions of this Lease and as indemnity for any damages to the Lessor by reason of the Lessee's violation of the terms of this Lease. In the event that Lessee complies fully with such covenants and conditions and surrenders the Leased Premises in good condition to the Lessor at the expiration of the term of this lease, (reasonable wear and tear excepted) the Security Deposits (LESS A REASONABLE AMOUNT FOR CLEANING CARPETS AND PAINTING WALLS) shall be returned to the Lessee within thirty (30) days after the premises have been vacated. No interest shall be accrued to the Lessee on any such deposit.

                                                                           2

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     Signed as of the date first above written.

WITNESSES:                                 LESSOR: ASAP OFFICE SERVICES

/s/ Kimberly Horton                        /s/ David V. Sadler
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Kimberly Horton                            David V. Sadler


LESSEE:
                                        By /s/ Gary Stanaford
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                                           Gary Stanaford

                                        By
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*All notices, invoices and other written communications under this Lease between Lessor and Lessee should be sent to Lessee at:

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